Exhibit 99(j)(3)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below has constituted and appointed Thomas E. Quinn as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the CornerCap Group of Funds Registration Statement, and to file the same, and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of the 17th day of May, 2006.

/s/ Thomas E. Quinn
Thomas E. Quinn
Principal Executive Officer, Principal Accounting Officer, Trustee

/s/ Richard L. Boger	/s/ Leslie W. Gates
Richard L. Boger, Trustee	Leslie W. Gates, Trustee

/s/ Laurin M. McSwain	/s/ Jerry W. Hufton
Laurin M. McSwain, Trustee	Jerry W. Hufton, Trustee